EXHIBIT 23.1







                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in V Band Corporation's Registration Statements Nos. 2-94923, 33-7540, 33-19146 and 33-62458 on Form S-8 of our report dated March 2, 1999 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) appearing on page F-1 of the Annual Report on Form 10-K for the year ended October 31, 1998.


/s/DELOITTE & TOUCHE  LLP
-------------------------
DELOITTE & TOUCHE  LLP

Stamford, Connecticut
March 12, 1999